EXHIBIT 10.15

THE SECURITIES EVIDENCED BY THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: US $50,000	Issuance Date: May 6th, 2021

FOR VALUE RECEIVED, the undersigned, The Hempacco Company Inc., a Nevada corporation (the “Obligor”), effective as of April 23, 2021 (the “Issuance Date”), hereby promises to pay to the order of Miguel Cambero Villasenor (the “Holder”), the principal amount of fifty thousand Dollars ($50,000) payable as set forth below (“Principal”). The Obligor also promises to pay to the order of the Holder interest on the principal amount hereof at a rate of eight percent (8%) per annum, which interest (“Interest”) shall be payable on the Maturity Date (defined below) or the Conversion Date (defined below). The payments of Principal and interest hereunder shall be made in the currency of the United States of America.

This Convertible Promissory Note (“Note”) is being issued pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Obligor and the Holder (the “Purchase Agreement”), and is entitled to the benefits of, and evidences obligations incurred under the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

This Note shall be subject to the following additional terms and conditions as part of the agreement between the Holder and Obligor:

1. Maturity. Subject to Section 3 hereof, all Principal shall be due on demand of the Holder in one (1) installment on or after October 23, 2022 (the “Maturity Date”) or prior to such Maturity Date in an Event of Default as provided in Section 9 hereof. On the Maturity Date, the Obligor shall pay to the Holder an amount in cash representing all outstanding Principal, any unpaid Interest and any other outstanding amounts due to the Holder.

2. Payments; Interest. Interest shall be payable on the Maturity Date or the Conversion Date (except as set forth herein) in arrears to the Holder. Interest shall be calculated on the basis of the year of 360 days. Payment shall be made by wire transfer as instructed by the Holder or by check mailed within five (5) days of the date due, to the address of the Holder as indicated in the Purchase Agreement or as may be changed by the Holder upon ten (10) days written notice to the Obligor at the principal address identified in the Purchase Agreement. In the event that any payment to be made hereunder shall be or become due on Saturday, Sunday or any other day which is a legal bank holiday, such payment shall be or become due on the next succeeding business day.

3. Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time prior to the date that is thirty (30) days prior to the Maturity Date, the Obligor shall have the right, exercisable on not less than ten (10) days’ prior written notice to the Holder of the Note, to prepay the outstanding Principal amount and Interest then due under this Note, in whole or in part, in accordance with this Section 3. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note and shall state: (1) that the Obligor is exercising its right to prepay the Note, and (2) the date of prepayment (which shall not less than ten (10) days from the date of the Optional Prepayment Notice). On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash (the “Optional Prepayment Amount”) equal to the sum of: (i) the Principal amount, plus (ii) eight percent (8%) accrued and unpaid Interest on the Principal Amount to the Optional Prepayment Date.

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4. Conversion.

(a) Mandatory Conversion at Maturity. On the Maturity Date, all amounts due under this Note, including any accrued and unpaid Interest hereon, shall automatically, with no additional action by the Holder or the Obligor, convert into shares of common stock of the Obligor, par value $0.001 per share, or, if the Obligor is acquired by, merges with or otherwise combines with a public company, shares of common stock of such public company (such Obligor common stock or public company common stock, as the case may be, the “Common Stock”), at a conversion price (the “Conversion Price”) equal to 75% of the 30-day average bid price of the Common Stock as then quoted on the OTCQB, OTCQX Markets, or listed on a national stock exchange (such Conversion Price representing a 25% discount).

(b) If the number of outstanding shares of Common Stock at any time, or from time to time, is subdivided (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced as necessary to the extent that the Conversion Price calculation may include pre-subdivision prices. If the number of outstanding shares of Common Stock at any time, or from time to time, is combined (by combination, reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased as necessary to the extent that the Conversion Price calculation may include pre-combination prices. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective or, in the case of a stock dividend, the date of such event.

(c) If the Obligor, by reclassification of securities or otherwise (other than the acquisition, merger, or combination of the Obligor by or with a public company pursuant to Section 4(a), or any other combination, reclassification, exchange or subdivision of shares otherwise provided for herein), shall change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change, and the Conversion Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4(d) upon any conversion or redemption of the Common Stock which is the subject of Section 4(e).

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(d) In case of any capital reorganization of the capital stock of the Obligor (other than the acquisition, merger, or combination of the Obligor by or with a public company pursuant to Section 4(a), or any other combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Obligor with or into another corporation, or the sale of all or substantially all the assets of the Obligor then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property (including cash) to which the holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(e) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment (as determined in good faith by the Obligor’s Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

(e) In case all or any portion of the authorized and outstanding shares of Common Stock of the Obligor are redeemed or converted or reclassified into other securities or property pursuant to the Obligor’s Certificate of Incorporation or otherwise (other than the acquisition, merger, or combination of the Obligor by or with a public company pursuant to Section 4(a), or any other combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Note, upon conversion hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of Conversion Shares that would have been issuable upon such conversion immediately prior to the Termination Date, the securities or property that would have been received if this Note had been converted in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Note.

(f) Not later than ten (10) business days after the Conversion Date, the Obligor will deliver, or will cause to be delivered, to the Holder a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of all or a portion of the Principal amount of or Interest under this Note (the “Conversion Shares”). If the Obligor fails to deliver to the Holder a certificate or certificates representing the Conversion Shares pursuant to Section 4(a) of this Note by the close of business on the tenth business day after the date of exercise, then the Holder will have the right to rescind such exercise. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Obligor’s failure to timely deliver certificates representing Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

(g) Certificates representing shares of Common Stock to be delivered upon a conversion hereunder may bear restrictive legends and may be Restricted Securities as defined in the Purchase Agreement; such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

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(h) The Obligor (or any public company that acquires Obligor pursuant to Section 4(a)) shall at all times reserve out of its authorized and unissued shares of Common Stock a number of Conversion Shares necessary to satisfy a full conversion of the Principal amount of and Interest under this Note (the “Required Reserve Amount”). If at any time while this Note remains outstanding the Obligor (or any public company that acquires Obligor pursuant to Section 4(a)) does not have a sufficient number of authorized shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Obligor (or any public company that acquires Obligor pursuant to Section 4(a)) shall take all action necessary to increase its authorized shares of Common Stock to an amount sufficient to satisfy the Required Reserve Amount. As soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than thirty (30) days after the occurrence, the Obligor (or any public company that acquires Obligor pursuant to Section 4(a)) shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. For the avoidance of doubt, an Authorized Share Failure shall constitute an Event of Default pursuant to Section 9 of this Note, notwithstanding the Obligor’s obligation or efforts to comply with the requirements set forth in the immediately preceding sentence.

(i) Upon a conversion hereunder the Obligor shall not be required to deliver stock certificates representing fractions of shares of Common Stock. All fractional shares shall be rounded to the nearest whole share as full, final and complete satisfaction of its obligations for any conversion hereunder.

(j) The transfer of certificates for Conversion Shares shall be made without cost or charge to the Holder in respect of the issue or delivery of such certificate, provided that the Obligor shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion.

(k) Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered in accordance with the Section 9.2 of the Purchase Agreement.

5. No Waiver. No failure or delay by the Holder in exercising any right, power or privilege under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No course of dealing between the Obligor and the Holder shall operate as a waiver of any rights by the Holder.

6. Waiver of Presentment and Notice of Dishonor. The Obligor and all endorsers, guarantors and other parties that may be liable under this Note hereby waive presentment, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

7. Transfer. This Note and the Conversion Shares may not be offered for sale, sold, transferred or assigned in the absence of (a) an effective registration statement for this Note or the Conversion Shares, as applicable, or (b) an opinion of counsel (selected by the Holder and reasonably acceptable to the Obligor), in a form reasonable acceptable to the Obligor, that this Note and the Conversion Shares may be offered for sale, sold, assigned or transferred pursuant to an exemption from registration.

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8. Events of Default. The entire unpaid Principal amount of this Note and all accrued and unpaid Interest shall, at the option of the Holder exercised by written notice to the Obligor forthwith become immediately and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called “Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice; provided that, notwithstanding the foregoing, if an Event of Default specified in clause (b) or (c) of this Section 9 occurs, all such amounts due under this Note shall become and be immediately due and payable without any notice, declaration or other act on the part of the Holder of this Note:

(a) if the Principal of this Note and the Interest due thereon is not paid when and as the same shall become due and payable, whether at maturity, or by acceleration or otherwise, and such default have continued for a period of seven (7) days.

(b) if the Obligor shall:

(i) file a petition in bankruptcy or petition to take advantage of any insolvency act;

(ii) on a petition in bankruptcy filed against the Obligor, be adjudicated a bankrupt; or

(iii) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(c) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Obligor, a receiver of the whole or any substantial part of the Obligor's property, and such other judgment or decree shall not be vacated or set aside or stayed with thirty (30) days from the date of entry thereof;

(d) if, under the provisions of any other law for the relief or aid of debtors, any court or competent jurisdiction shall assume custody or control of the whole or any substantial part of Obligor's property and such custody or control shall not be terminated or stayed within (30) days from the date of assumption of such custody or control;

(e) if any money judgment, writ or similar process shall be entered or filed against the Obligor or any Subsidiary or any of its or their property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days;

(f) there shall occur a dissolution, liquidation, or winding up of Obligor, any Subsidiary or any substantial portion of its or their business;

(g) if there is any cessation of operations by Obligor or any Subsidiary or Obligor or any Subsidiary admits it is otherwise generally unable to pay its debts as such debts become due;

(h) the failure by the Obligor or any Subsidiary to maintain any material intellectual property rights, personal property, real property or other assets or rights which are necessary to conduct its business (whether now or in the future);

(i) any court of competent jurisdiction issues an order declaring this Note, any other Transaction Document or any provision hereunder or thereunder to be illegal; or

(e) if the Obligor breaches any covenant, agreement, representation or warranty in any of the Transaction Documents, and such breach continues for a period of at least fifteen (15) days.

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9. Remedies. In case any one or more of the Events of Default specified in Section 9 hereof shall have occurred, the Holder may proceed to protect and enforce its rights whether by suit and/or equity and/or by action law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon the Note or enforce any other legal or equitable right of the Holder. In case any one or more of the Events of Default specified in Section 9 hereof shall have occurred, the Obligor shall pay the Holder for the costs of collection and enforcement, including reasonable attorneys’ fees.

10. Certain Covenants. So long as the Obligor shall have any obligation under this Note, the Obligor shall:

(a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

11. Severability. In the event that one or more of the provisions of this Note shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12. Non-Circumvention. The Obligor hereby covenants and agrees that the Obligor will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

13. Governing Law. This Note and the right and obligations of the Obligor and the Holder shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflict of law provisions thereof.

14. Usury. To the extent it may lawfully do so, the Obligor hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Obligor under this Note for payments which under California law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest when aggregated with any other sums which under California law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by California law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Obligor to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Obligor, the manner of handling such excess to be at the Holder’s election.

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IN WITNESS WHEREOF, The Hempacco Company Inc., has signed this Note effective as of the 6th day of May, 2021.

OBLIGOR:

The Hempacco Co., Inc.

By:	/s/ Sandro Piancone
Name:	Sandro Piancone
Title:	CEO

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